UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 17, 2009

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N.W. 150th Street Oklahoma City, Oklahoma	73134

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously disclosed on December 14, 2009, Tronox Incorporated on behalf of its affiliated debtors and debtors in possession (collectively, “Tronox”) is engaged in active discussions on a term sheet that would provide a framework for a Chapter 11 plan of reorganization. The negotiations are with the Official Committee of Unsecured Creditors, a group of holders of Tronox’s 9.5% Unsecured Notes due December 1, 2012 (the “Ad Hoc Noteholders”) and the United States Attorney for the Southern District of New York. The term sheet negotiations contemplate (i) debt financing currently under negotiation and (ii) an equity commitment of $105 million by the Ad Hoc Noteholders. These funding sources would be used in part to provide $115 million to fund certain environmental remediation trusts and a litigation trust that form part of a comprehensive settlement of Tronox’s legacy environmental liabilities with the United States government.

Tronox continues to also pursue an auction to sell substantially all of its assets pursuant to Section 363 of the Bankruptcy Code. The auction is scheduled for December 21, 2009, with a hearing to approve the sale of Tronox’s assets set for December 22, 2009.

The potential transactions described above are not evidenced by signed agreements. There is no assurance that any of the transactions mentioned above will be consummated or if consummated what the terms will be. Tronox continues to explore all options.

In connection with pursuing the debt financing described above, Tronox is providing the financial information attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: December 17, 2009
Exhibit List
99.1     Financial Information